Exhibit 21.1

BURGER KING HOLDINGS, INC.
List of Subsidiaries

Entity Name	Jurisdiction

Administracion de Comidas Rapidas, S.A. de C.V.	Mexico
B.K. Services, Ltd.	Delaware
BK Acquisition, Inc.	Delaware
BK Asiapac, Pte. Ltd.	Singapore
BK Card Company, Inc.	Florida
BK Grundstucksverwaltungs Beteiligungs GmbH	Germany
BK Grundstucksverwaltungs GmbH & Co. KG	Germany
Burger King (Gibraltar) Ltd.	Gibraltar
Burger King (Hong Kong) Limited	Hong Kong
Burger King (Luxembourg) S.a r.l	Luxembourg
Burger King (Shanghai) Commercial Consulting Co. Ltd.	Hong Kong
Burger King (Shanghai) Restaurant Company Ltd.	Hong Kong
Burger King (United Kingdom) Ltd.	United Kingdom
Burger King AB	Sweden
Burger King Asia Pacific Pte. Ltd.	Singapore
Burger King Australia Pty Limited	Australia
Burger King B.V	Netherlands
Burger King Beteiligungs GmbH	Germany
Burger King Brands, Inc.	Delaware
Burger King Canada Acquisitions, Inc.	Canada
Burger King Corporation	Florida
Burger King de Puerto Rico, Inc.	Puerto Rico
Burger King do Brasil Assessoria a Restaurantes Ltda.	Brazil
Burger King Espana S.L.U.	Spain
Burger King Europe GmbH	Switzerland
Burger King France Holdings S.A.S	France
Burger King GmbH Berlin	Germany
Burger King GmbH Munchen	Germany
Burger King Interamerica, Inc.	Florida
Burger King Italia, S.r.L	Italy
Burger King Korea Ltd	Korea
Burger King Mexicana, S.A. de C.V.	Mexico
Burger King Restaurants B.V	Netherlands
Burger King Restaurants K.B	Sweden
Burger King Restaurants of Canada Inc.	Canada
Burger King Schweiz GmbH	Switzerland
Burger King Sweden K.B	Sweden
Burger King Sweden, Inc.	Florida
Burger King UK Pension Plan Trustee Company Limited	United Kingdom
Burger Station B.V	Netherlands

Entity Name	Jurisdiction

Burger King Ltd.	United Kingdom
Citoyen Holding B.V.	Netherlands
Distron Transportation Systems, Inc.	Florida
Empire Catering Company Limited	United Kingdom
Empire International Restaurants Limited	United Kingdom
F.P.M.I. Food Services, Inc.	Canada
Golden Egg Franchises Limited	United Kingdom
Hayescrest Limited	United Kingdom
Huckleberry’s Limited	United Kingdom
Inmuebles el Presidente, S.A. de C.V.	Mexico
Inmuebles Genial, S.A. de C.V.	Mexico
J C Baker & Herbert Bale Limited	United Kingdom
Mid-America Aviation, Inc.	Oregon
Mini Meals Limited	United Kingdom
Montrap Limited	United Kingdom
Montrass Limited	United Kingdom
Moxie’s, Inc.	Louisiana
QZ, Inc.	Florida
Servicios de Burger King, S.A. de C.V.	Mexico
The Melodie Corporation	New Mexico
TPC Number Four, Inc.	Delaware
TPC Number Six, Inc.	Texas
TQW Company	Texas

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